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                                                                   EXHIBIT 10.73


                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT, effective as of the 1st day of June 2000, is made and entered into by and between ELISA A. STONER, as Seller ("SELLER"), and TIPPERARY CORPORATION as Buyer ("BUYER").

         1. Basis of Agreement. SELLER, BUYER's subsidiary, Tipperary Oil & Gas (Australia) Pty Ltd, and others, are non-operators under that certain Joint Operating Agreement dated May 15, 1992 between non-operators and Tri-Star Petroleum Company, as Operator (the "Operating Agreement"), relative to the development of the coalbed methane gas project known as the Comet Ridge Project, located in the State of Queensland, Australia. The Operating Agreement is attached hereto respectively as Exhibit "A." SELLER desires to sell all of her interest in the contractual and other rights, title and interest, of any nature whatsoever, arising under or created by the Operating Agreement, including, without limitation, all contract rights and all undivided interest in any real or personal property which SELLER owns or has the right to acquire under the terms of the Operating Agreement presently or in the future, and BUYER desires to purchase all of SELLER's contractual and other rights, title and interest of any nature whatsoever arising under or created by the Operating Agreement, including, without limitation, all contract or other rights of any nature and any undivided interest in any real or personal property which SELLER owns or has the right to acquire under the Operating Agreement presently or in the future, all in accordance with the terms and conditions of this Purchase and Sale Agreement (the "Agreement").

         2. Assets to be Purchased and Sold. Subject to the terms set forth in this Agreement, and the terms and conditions of the Operating Agreement, SELLER agrees to sell to BUYER and BUYER agrees to buy all of SELLER's undivided interest in the assets and properties hereinafter described, as follows:


                                      A.                     B.                            C.
                                                        In Leasehold                 In Acquisition,
                                      In              Ownership & Lease          Drilling, Development,
                                  Production         Operating Expenses         Workover & Capital Costs
                                     (%)                     (%)                           (%)
Before Project Payout              1.012500                1.12500                        1.00

After Project Payout               1.260000                1.40000                        1.40


            (a) SELLER's undivided interest, if any, in and to, and/or SELLER's right to acquire undivided interests in and to the Authority to Prospect 526 attached as Exhibit "B" hereto, and the Authorities to Prospect (which preceded Authority to Prospect 526) attached as Exhibit "B" to the Operating


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            Agreement, and any extension, renewal or replacement of any
            Authority to Prospect, howsoever denominated (collectively the "ATP");

            (b) SELLER's rights, if any, to reacquire any acreage which had comprised a part of the ATP but was relinquished by the Operator as a part of, or in connection with, a scheduled contraction of the ATP, and/or any other acreage which was at any time a part of the ATP but lapsed or was relinquished for any reason;

            (c) SELLER's undivided interest, if any, in and to, and SELLER's right to acquire undivided interests in and to the petroleum leases and applications for petroleum leases listed and described on Exhibit "C" attached hereto (the "Leases");

            (d) SELLER's undivided interest, if any, in and to, and SELLER's right to acquire undivided interests in and to Pipeline License No. 27 described on Exhibit "D" and attached hereto and any connecting pipeline and/or gas gathering systems;

            (e) SELLER's undivided interest, if any, in and to, and SELLER's right to acquire undivided interests in and to all permits, licenses, leases, servitudes, rights-of-way, easements, pipeline licenses and any other tenements or similar rights associated with the ATP and Leases and the operation of the ATP and Leases, whether specifically enumerated herein and whether presently existing, applied for, pending, created, issued or accrued, or applied for, created, issued or accrued in the future;

            (f) SELLER's undivided interest, if any, in and to, and SELLER's right to acquire undivided interests in and to the wells listed and described on Exhibit "E" (the "Wells") attached hereto, including all formations and depths within or below the wellbore, whether or not presently productive;

            (g) SELLER's right, if any, to acquire an interest in any wells to be drilled in the future on the acreage covered by the ATP and Leases, or any extension, renewal or replacement of the ATP, howsoever denominated;

            (h) SELLER's undivided interest, if any, in and to, and SELLER's right to acquire undivided interests in and to, all personal and mixed property located on the lands covered by the ATP and Leases and used in operations conducted on same, whether located on or off the wellsites, the Leases or the acreage described by the ATP;

            (i) SELLER's undivided interest in and to, and the right to acquire undivided interests in and to, any and all gas purchase and sale agreements, crude purchase and sale agreements, gas pipeline agreements, volumetric or


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


            other production payments of any nature, leases of equipment or facilities and any and all other agreements and rights which are (i) appurtenant to the ATP, Leases or Wells, or (ii) used or held for use in connection with the ownership or operation of the Wells or with the production, treatment, sale or disposal of water, hydrocarbons, or associated substances produced, used or disposed of in connection with the Wells, ATP or the Leases;

            (j) To the extent that such may be lawfully transferred, all of SELLER's tax benefits or tax deductions under the laws of Australia, the State of Queensland or any municipality thereof, whether or not presently accrued, owned by or vested in SELLER, including, without limitation, any tax benefits or deductions which may be lawfully transferred to BUYER under Australia's Income Tax Assessment Act 1997, or any applicable predecessor to such Act. This shall be a continuing obligation;

            (k) All of SELLER's right or rights to enforce its contract rights, title, interests of any nature, covenants, representations, warranties or other rights of any nature, if any, which SELLER is or may in the future be entitled to enforce against SELLER's predecessors-in-title;

            (l) All of SELLER's right, title and interest, if any, under any Deed or Deeds of Confirmation of Producing License executed by Tri-Star Petroleum Company in favor of SELLER, as Drilling Participant;

            (m) All of SELLER's right, title and interest, if any, under any Deed or Deeds of Charge executed by Tri-Star Petroleum Company in favor of SELLER, as Chargeholder;

            (n) All of SELLER's rights, titles and interests in and to the Operating Agreement including, without limitation, access to the Contract Area and information, accruing or attributable to SELLER's interest, acreage or cash contributions, bonds and insurance policies, hydrocarbon marketing rights (including, without limitation, rights accruing under the gas balancing agreement attached as Exhibit E to the Operating Agreement), participation rights, producing units, records, severed production, voting rights and any and all other rights under the Operating Agreement of any nature whatsoever, whether express or implied, whether presently existing or vested in SELLER or arising in the future, whether specifically enumerated above, including, but not limited to, all choses-in-action.

The rights and interests described in paragraphs (a) through (n) above are collectively referred to in this Agreement as the "Assets."


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         3. The Effective Date. The effective date of the purchase and sale, for all purposes, shall be the 1st day of June, 2000 at 12:01 a.m., Greenwich Mean Time plus ten, local time, Brisbane, Australia ("Effective Date").


         4. Purchase Price and Closing Date. The purchase price for the Assets shall be one million fifty thousand dollars and no cents ($1,050,000) payable entirely with 300,000 shares of BUYER'S common stock, which shall have an agreed value of $3.50 per share for purposes of this Agreement. The sale shall be completed as mutually agreed upon by BUYER and SELLER on or before thirty (30) days from the date of the execution of this agreement by both BUYER and SELLER (the "Closing Date"). At the closing, SELLER shall deliver to BUYER a fully executed assignment and conveyance in the form attached hereto as Exhibit "F." The purchase price shall be paid to SELLER with a stock certificate representing 300,000 shares of BUYER's common stock as of the Closing Date, without regard to any increase or decrease in the market value of BUYER's common stock between the Effective Date and the Closing Date.

         5. Registration Rights Agreement. SELLER shall, as of the Closing Date, enter into a Registration Rights Agreement in the form attached hereto as Exhibit "G."

         6. Post-Closing Adjustments. On or before sixty (60) days after the Closing Date, BUYER and SELLER shall undertake to agree with respect to the adjustments or payments that were not fully and finally determined as of the Closing Date, and the amount due from BUYER to SELLER, or SELLER to BUYER, as the case may be. SELLER shall provide BUYER access to such of SELLER's records as may be reasonably necessary to a determination of post-closing adjustments. Payment by BUYER or SELLER shall be made in immediately available funds within thirty (30) business days of agreement. If the post-closing adjustment has not been agreed upon within the time period set forth herein, either party may seek to enforce any rights it claims hereunder.

         7. Mutual Representations and Warranties. BUYER and SELLER each represents and warrants to the other that:

            (a) Each has all approvals, authority and power necessary to enter into this Agreement and to perform (or cause to be performed) all of the obligations and transactions contemplated hereunder;

            (b) The execution, delivery and performance of this Agreement, and the obligations and transactions contemplated hereby, will not:

                (i) violate or conflict with any provision of any Certificate of Incorporation, corporate by-laws, partnership agreement or limited partnership agreement or other governing document of any nature as may be applicable to either of them;


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                (ii) result in the breach of any term or condition of, or
                constitute a default or cause the acceleration of any obligation under any agreement or instrument to which either of them is a party or is bound;

                (iii) violate or conflict with any judgment, decree, order, permit, law, rule or regulation, relating to this Agreement, the Assets, or either of them under Applicable laws.

            (c) This Agreement has been duly executed and delivered, and at the closing all documents and instruments required hereunder will have been duly executed and delivered, on behalf of each of the persons executing this Agreement. This Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be impacted by bankruptcy, reorganization, insolvency or similar laws affecting creditors rights generally;

            (d) No legal or administrative proceeding in or of the United States of America is pending or threatened that would prohibit it from entering into or consummating this Agreement; and

            (e) Each of the representations made by BUYER and SELLER herein shall be true and correct as of the Effective Date and the Closing Date with the same force and effect as if separately made on each of those dates.

         8. Seller's Representations and Warranties. SELLER hereby represents and warrants to BUYER and agrees that:

            (a) SELLER will convey, assign and transfer to BUYER its contract, property and other rights in the Assets. The Assets constitute the Seller's sole and separate marital property under the laws of the State of Texas and, without limiting the generality of the representations and warranties in Paragraph 7 above, it is unnecessary for SELLER's husband to execute this Agreement, or the Assignment attached hereto as Exhibit F, to complete the transfer of the Assets from SELLER to BUYER contemplated hereby, as set forth in paragraph 2. above;

            (b) There is no action, suit, proceeding, claim or investigation by any persons, entities, administrative agency or governmental body pending or threatened against SELLER that may adversely affect SELLER's title, and the ability to transfer the Assets to BUYER;


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


            (c) SELLER will, for herself, her successors and assigns, warrant and defend the title of BUYER, its successors and assigns to the Assets, interests and properties against every person whomsoever claiming the same or any party thereof by, through and under SELLER, but not otherwise; however WITH RESPECT TO THE WELLS, EQUIPMENT AND OTHER ITEMS OF PERSONALTY WHICH MAY BE COVERED HEREBY, THE SAME ARE USED AND ARE SOLD ON AN "AS IS" AND "WHERE IS" BASIS WITH ALL FAULTS, IF ANY. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY SAID WELLS, EQUIPMENT OR PERSONAL PROPERTY, BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID WELLS, EQUIPMENT AND PERSONAL PROPERTY AND EXPRESSLY DISCLAIMS ANY WARRANTIES WITH RESPECT THERETO;

            (d) The undivided interests in the Assets which BUYER shall receive shall include production or the right to proceeds of production from each Well located on the ATP and the Leases in an amount which is not less than the percentage net revenue interest set forth in Paragraph 2, Column A, above. In addition, SELLER represents that the undivided interests in the Assets which BUYER shall receive shall not require BUYER to bear a greater percentage of costs and expenses than the percentage interest set forth in paragraph 2, Column B or Column C, as applicable, above. This representation of warranty is by, through and under SELLER, but not otherwise;

            (e) To the extent of the interest described in paragraph 2, above, SELLER has full and complete ownership of the Assets conveyed, assigned and transferred hereunder, and that the Assets to be purchased by BUYER are free and clear of all liens, judgments, mortgages and other burdens or encumbrances created by SELLER;

            (f) SELLER's contract rights and/or title to undivided interest in the Assets has not been forfeited under the terms of the Operating Agreement covering the interests and SELLER has not been notified of any forfeiture or impending forfeiture of any interest under the Operating Agreement;

            (g) Any credit to the Operating Agreement, resulting from any audit of the joint account, any production imbalance or any judicial action or


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            determination attributable to SELLER's undivided interests in the
            Assets, shall accrue to the benefit of BUYER without regard to whether the credit relates to periods of time before or after the Effective Date;

            (h) Upon request by BUYER, SELLER will execute and return to BUYER a Notice under the Income Tax Assessment Act of 1997 as amended, section 330-235, formerly a 124AB Notice under Australia's Income Assessment Act;

            (i) SELLER has paid and discharged all invoices and joint interest billings from Operator, and SELLER is not in arrears on any amounts or charges of any nature related to the Assets; and

            (j) SELLER acknowledges that as of January 1999, the requisite percentage of interest in ownership under the Operating Agreement and the requisite number of non-operators voted to remove Tri-Star Petroleum Company as operator and to appoint Tipperary Oil & Gas (Australia) Pty Ltd as successor operator under the Operating Agreement.

         9. Additional Warranties and Representations of SELLER With respect to the purchase price, as described above, to be paid in common shares of stock of BUYER, SELLER makes the following additional warranties, representations and agreements:

            (a) SELLER is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities Exchange Commission. A copy of Rule 501 of Regulation D has been provided to SELLER.

            (b) SELLER has had access to information and materials concerning BUYER and its business, operations, structuring and financing, including its Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1999, Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000, and its definitive proxy statement relating to its Annual Meeting of Shareholders held on January 25, 2000. SELLER understands that BUYER faces several risks in its business as well as risks faced by the oil and gas business and risks described in the Form 10-K or incorporated therein by reference. All information requested by SELLER from BUYER or its representatives concerning BUYER and the terms and conditions of this Agreement has been made available to SELLER's satisfaction. SELLER has had the opportunity to ask questions of and receive answers from management of BUYER concerning BUYER and the terms and conditions of this Agreement, and to obtain from BUYER any additional information which BUYER possesses or can acquire without


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


            unreasonable effort or expense that is necessary to verify the accuracy of the information provided to SELLER.

            (c) Any shares of BUYER acquired by SELLER hereunder are for SELLER'S own account and not for or on behalf of any other person or entity.

            (d) If any shares of BUYER are acquired hereunder, no shares will be acquired with a view towards the distribution or redistribution with the intent to divide SELLER's participation with others.

            (e) SELLER will only resell any shares acquired under this agreement pursuant to registration under the Act and the laws of any applicable states or pursuant to an exemption from registration. The only registration rights to which SELLER has with respect to any shares acquired hereunder are as set forth in the Registration Rights Agreement attached hereto as Exhibit "G."

            (f) The stock certificates representing the shares of BUYER will bear a legend substantially as follows:

                The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability which is to be established to the satisfaction of the Company.

            (g) With respect to any common shares of BUYER received by SELLER hereunder, and prior to any proposed sale, assignment, transfer or pledge of the shares (other than transfers not involving a change in beneficial ownership), unless there is in effect a registration statement under the Act covering the proposed transfer, SELLER shall give written notice to BUYER of its intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at SELLER's expense, by an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to BUYER and addressed to BUYER, to the effect that the proposed transfer of the shares may be effected without registration under the Act, whereupon the holder of such shares shall be entitled to transfer them in accordance with the terms of the notice delivered by the holder to BUYER. Each such notice


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            shall also be accompanied by a written agreement of the proposed transferee to conform to the requirements hereof. Each certificate evidencing the securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and BUYER such legend is not required to order to establish compliance with any provision of the Act.

            (h) SELLER will execute and deliver to BUYER any document, or do any other act or thing, which BUYER many reasonably request in connection with any transfer or acquisition of shares under this agreement.

            (i) SELLER has not distributed any written materials furnished by BUYER to anyone other than SELLER's professional advisors.

            (j) SELLER represents that the statements made and other information provided in this Agreement, and all other information with respect to the financial position and business experience of SELLER which has been previously supplied by SELLER to BUYER are complete and accurate as of the date this Agreement is executed by SELLER, and, if there should be any material change in such information prior to the acceptance or rejection of this Agreement, SELLER will immediately provide revised information to BUYER.

            (k) SELLER further represents that SELLER is familiar with the type of investment which the shares received in compensation hereunder constitute. SELLER believes that any shares received hereunder are shares of the kind SELLER wishes to acquire and that the nature of the shares received and the amount of the purchase price received in shares is consistent with the overall investment program and financial position of SELLER. SELLER's overall commitment to investments which are not readily marketable is not disproportionate to SELLER's net worth; SELLER's investment in BUYER will not cause such overall commitment to become excessive; and SELLER can afford to bear the loss of SELLER's entire investment in BUYER. SELLER has adequate means of providing for SELLER's current needs and personal contingencies and has no need for liquidity in its investment in BUYER.

            (l) SELLER has such knowledge and experience in financial and business matters in general to evaluate the merits and risks of the prospective investment and to make an informed investment decision.


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


            (m) SELLER understands that no federal or state agency has made any finding or determination regarding the fairness of the shares or any recommendation or endorsement concerning an investment in BUYER.

            (n) SELLER represents and warrants that there is no finder's fee or commission payable SELLER with respect to its receipt of shares hereunder.

            (o) SELLER understands that no securities administrator of any governmental agency has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of any securities received hereunder.


         10. Allocation of Liability and Indemnifications.

            (a) Definitions.

                The term "BUYER's Assumed Liabilities" shall mean and include:

                (i) All costs, expenses, liabilities and obligations or otherwise agreed to be paid by BUYER pursuant to the terms of this Agreement; and

                (ii) All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets (excluding SELLER's Retained Liabilities), insofar as such claims relate to periods of time subsequent to the Effective Date.

                The term "SELLER's Retained Liabilities" shall mean and include:

                (i) All costs, expenses, liabilities and obligations or otherwise agreed to be paid by SELLER pursuant to the terms of this Agreement;

                (ii) All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets, insofar as such claims relate to periods of time prior to the Effective Date, insofar as SELLER knew, or should have known, of the cost expense, liability claim and/or obligation; and


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


                (iii) All legal fees charged to the joint account and attributable to the interests purchased and sold hereunder prior to the Effective Date.


            (b) Liabilities. BUYER agrees to assume, pay, perform, fulfill, discharge and be liable for all of BUYER's Assumed Liabilities, and SELLER agrees to retain, perform, fulfill, discharge and be and remain liable for all of SELLER's Retained Liabilities.

            (c) SELLER's Indemnity. SELLER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF SELLERS' OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING PRIOR TO THE EFFECTIVE DATE OF THE SALE.

            (d) BUYER's Indemnity. BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, SELLER'S HEIRS, PERSONAL REPRESENTATIVES AND ASSIGNS, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF BUYER'S OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING AFTER THE EFFECTIVE DATE OF THE SALE.


11. Review and Inspection of the Assets. Prior to the Closing, BUYER shall have the right to perform due diligence reviews and inspections of the Assets. Immediately after Closing, SELLER shall transmit to BUYER all paperwork, information and data relating to the Assets in the possession of SELLER (and to which SELLER has the right to possession) including, but not limited to, the following: (a) financial and accounting records; (b) production, engineering, geological and geophysical data and reports for the


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


Leases; (c) copies of engineering, geological and geophysical studies, subject to any license and non-disclosure requirements; (d) copies of seismic data across any of the Leases (subject to any license restriction and non-disclosure requirements); (e) title records, including, but not limited to, copies of the Leases; (f) correspondence and material and relevant information concerning pending litigation; (g) regulatory compliance records; (h) contracts between SELLER and third parties with regard to the Assets; and (i) all correspondence of any nature relating to the assets, including, without limitation, correspondence between SELLER and Operator and entities related to Operator, copies of correspondence between Operator and third-parties and correspondence of any nature between SELLER and any third party relating to the assets; (j) all permits and licenses pertaining to the Assets. Nothing contained in this paragraph shall obligate SELLER to take any action or expend any money to acquire anything for BUYER which SELLER does not already have in its possession. SELLER does not warrant the accuracy of any such material.

         12. Waiver. SELLER and BUYER certify that they are not "Consumers" within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of the Chapter 17, Sections 17.41 et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and on behalf of any successors and assignees, that if the DTPA is applicable (a) the parties are "business consumers" thereunder, (b) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commerce Code) as applicable to the other party and its successors, and (c) each party shall defend and indemnify the other from and against any and all claims, demands, or causes of action of or by that party or any successor or any of its affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.


                            WAIVER OF CONSUMER RIGHTS

                  PURCHASER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

         13. Notices. All communications required or permitted under this Agreement shall be in writing and communications or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address as set forth below:


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


         SELLER:

                           ELISA A. STONER
                           9517 Desert Hills Lane
                           El Paso, Texas
                           79925
                           Telephone:  (915) 598-7834
                           Telecopier:  (915) 772-0907


         BUYER:

                           TIPPERARY CORPORATION
                           633 Seventeenth St., Suite 1550
                           Denver, Colorado  80202
                           Attention: Mr. David L. Bradshaw, President
                           Telephone:  (303) 293-9379
                           Telecopier:  (303) 292-3428

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING, HOWEVER, ANY PROVISION OF THE TEXAS LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

         15. Further Assurances. Incidental and subsequent to Closing, each of the parties shall execute, acknowledge, and deliver to the other such further instruments (including any stamp duty or other form necessary for, or incident to, the notation, sanction, approval, transfer or assignment to BUYER of any title or interest in either the Assets or the Operating Agreement), and to take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

         16. Government Approvals. SELLER will cooperate with BUYER, in a timely manner (both before and after closing), in obtaining any necessary or desired consents or approvals of the Government of Australia or any state thereof, including, without limitation, the execution of any documents necessary (in the opinion of BUYER and its counsel) to obtain any consent or approval of interests arising under the Operating Agreement, or to perfect the title of BUYER or SELLER in the Assets and/or to obtain any necessary governmental sanction of the Operating Agreement.

         17. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorney's and accountant's fees.

         18. Existing Relationship. SELLER and BUYER are co-signatories to the Operating Agreement and co-owners in the various rights, interests, contracts and agreements which, as to SELLER's interests, constitute the Assets. As such, BUYER AND SELLER have equal rights to information relating to and concerning the assets and operations. To the extent SELLER may have been provided with information that has not been provided to BUYER, however, SELLER will provide such information to BUYER prior to the Closing Date. SELLER acknowledges that she is experienced and knowledgeable in the oil and gas industry, and has relied solely on her own legal, tax and other professional counsel concerning this Agreement.

         19. Exhibits. All exhibits to this Agreement are incorporated herein by reference.

         20. Successors and Assigns. The terms, covenants and conditions hereof bind and inure to the benefit of BUYER and SELLER and their respective heirs, personal representatives, and assigns. This Agreement shall be freely and fully assignable by BUYER.

         21. Conflicts. In the event of a conflict between this Agreement and the terms and conditions of the Operating Agreement, the provisions of the Operating Agreement shall prevail. In all other respects, this Agreement shall supersede all prior agreements between the parties hereto regarding the subject matter hereof, whether written or oral.

         22. Survival. The covenants, obligations, indemnities, representations and warranties included in this Agreement shall survive the Closing and remain actionable thereafter.

         23. Product of Negotiation. This Agreement is the product of negotiation between BUYER and SELLER. No fiduciary duty, if any, owed by BUYER and SELLER in any prior agreement shall apply to the process of negotiation of this Agreement.

         24. Execution, Counterparts and Exhibits. BUYER and SELLER acknowledge and agree that this Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and that a facsimile copy of this Agreement, and of a signature to this Agreement, shall be valid and binding as an original. BUYER and SELLER also acknowledge and agree that they are each in possession of the Exhibits referred to herein as "A" - "E," and each party shall be responsible for attaching copies of such exhibits to executed copies of this Agreement. Exhibits "F" and "G" have been provided to SELLER by BUYER, and shall be attached to this Agreement by SELLER at the time of execution.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties before the undersigned competent witnesses on the dates indicated below.


SELLER:                                     BUYER:


ELISA A. STONER                             TIPPERARY CORPORATION



By:                                  By:
   ---------------------------------    ----------------------------------------
   Elisa A. Stoner                      David L. Bradshaw
                                        President and Chairman of the Board



ATTEST:                              ATTEST:



By:                                  By:
   ---------------------------------    ----------------------------------------


STATE OF TEXAS      )
                    )
COUNTY OF EL PASO   )


         The foregoing instrument was acknowledged before me on this the _______ day _____________, ____by Elisa A. Stoner, as Seller.

Witness my hand and official seal.



                                       ----------------------------------------
                                       Notary Public
                                       THE STATE OF TEXAS

My Commission Expires:

--------------------

STATE OF COLORADO   )
                    )
COUNTY OF DENVER    )


         The foregoing instrument was acknowledged before me on this the _______ day of _______________, 2000 by David L. Bradshaw, President of Tipperary Corporation, on behalf of said corporation, as Buyer.




Witness my hand and official seal.



                                        ----------------------------------------
                                        Notary Public
                                        THE STATE OF COLORADO

My Commission Expires:

--------------------